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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Beazer Homes USA, Inc. on Form S-4 of our report dated January 22, 2002, appearing in the Annual Report on Form 10-K of Crossmann Communities, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

                      /s/  DELOITTE & TOUCHE LLP

Indianapolis, Indiana
February 22, 2002

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INDEPENDENT AUDITORS' CONSENT